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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Cingular Wireless LLC of our report dated March 9, 2001 relating to the financial statements of BellSouth Domestic Wireless Group, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
January 17, 2002